Exhibit 99.1

PINEAPPLE ENERGY FORMALIZES AGREEMENT WITH CONDUIT CAPITAL FOR SERVICES AND TO PURSUE WORKING CAPITAL INVESTMENT

MINNETONKA, MN – JULY 8, 2024 – Pineapple Energy Inc. (Nasdaq: PEGY) (“Pineapple” or the “Company”), a leading provider of sustainable solar energy and back-up power to households and small businesses, has engaged Conduit Capital to provide structural internal support, staffing, and assistance with capital raising activities.

Conduit Capital is a group known for connecting companies to mission aligned investors. The partnership also includes the addition of key talent to assist the Pineapple team, all of whom have industry-specific experience in Pineapple’s various business sectors.

This includes Robert Zulkoski, Andy Childs, and Melissa Obegi, who each have a distinguished background of successful capital raises, M&A completions and corporate restructuring transactions.

Eric Ingvaldson, who served as Chief Financial Officer of Pineapple since its founding, has tendered his resignation from employment with the Company. Ingvaldson’s last day with Pineapple will be August 30, 2024.

“I feel so fortunate that this team has joined Pineapple,” Scott Maskin, Pineapple’s Interim CEO, said. “We thank Eric Ingvaldson for his hard work and his efforts to help Pineapple seamlessly transition to our next phase. These bonafide rock stars will provide immediate relief and key professional support as we refocus, reimagine, and execute on the plan to restore Pineapple shareholder equity.”

Members of the Conduit Capital team have been, over the past several weeks, informally interacting with Pineapple’s new senior management, led by Scott Maskin along with Jim Brennan.

“At its heart, Conduit Capital is collaborative to the core. We form strategic, cross-sector partnerships to unearth new ideas, products and business models that address global challenges.,” Robert Zulkoski, CEO of Conduit Capital noted. “One visit to the SUNation offices on Long Island solidified our position with Pineapple, and we are all-in to help make this a great company and an important leading nationwide broad electrification platform.”

In addition, two new members of Pineapple’s Board of Directors will be joining to replace both Randall D. Sampson and Marilyn S. Alder,  who tendered their resignations effective July 3 and July 2, 2024, respectively.

Kevin O’Connor is currently working as a strategic consultant who had previously served as the CEO of Dime Community Bank, a large New York-based financial institution, and Henry B. Howard is the current President and CEO of U.S. Renewable Energy, an esteemed player in the renewables space. Howard will serve as Chair of the Board’s Compensation Committee, and O’Connor will serve as Chair of the Audit Committee.

About Pineapple Energy

Pineapple is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation Energy, Hawaii Energy Connection, E-Gear) provide those within the Residential and Commercial sectors an end-to-end product offering spanning solar, battery storage, and grid services.

About Conduit Capital

Conduit Capital’s leadership team is an experienced group of investors and innovators in investment management, with a history of incubating platforms and strategies that break new ground. Throughout their careers with leading alternative asset management firms and financial institutions, the founders and senior management have developed thematic platforms and strategies to pursue investments that respond to the challenges of our time.

Conduit Capital’s mission is to catalyze impact at scale by activating capital at scale. By proving the financial viability of impact investment strategies, Conduit Capital is charting a course others can follow, leading to a fairer, cleaner, and more sustainable future for all of us.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, and future opportunities, including the prospect of future capital-raising activities. These statements are based on Pineapple’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties, set forth in Pineapple’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. Pineapple does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

Contacts:

Scott Maskin Interim Chief Executive Officer +1 (631) 823-7131 scott.maskin@pineappleenergy.com Pineapple Investor Relations +1 (952) 996-1674 IR@pineappleenergy.com